                                                                   Exhibit 10.23

CONFIDENTIAL

                              CONSULTING AGREEMENT
                              --------------------


     This CONSULTING AGREEMENT (the "Consulting Agreement") is made and entered into as of March 9, 2000 by and between divine interVentures, inc., a Delaware corporation ("divine"), and Michael Jordan ("Consultant").

                                    RECITALS

     WHEREAS, divine is a Chicago, Illinois-based company engaged in accelerating the growth of its network of companies engaged in emerging commerce through its community of service companies;

     WHEREAS, divine wishes to retain Consultant to perform certain consulting services for divine, and Consultant is willing to perform such services, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Board of Directors, Committee/Advisory Board. divine agrees to use best efforts to have Consultant elected to divine's Board of Directors (the "Board"). If elected, Consultant agrees to serve as a director on the Board and serve as co-chair of divine's Board committee relating to divine's charitable and community-service efforts, including educational programs aimed at inner-city school children and reducing the "digital divide."

     2.   Consulting Services.

          (a) Term. divine hereby engages Consultant, and Consultant hereby accepts such engagement and agrees to serve as a consultant to divine, performing the Services described in Section 2(b) pursuant to the terms of this Consulting Agreement for a three-year period beginning on the date hereof (the "Term").

          (b) Scope of Services. Consultant shall perform the following consulting services (collectively, the "Services"): (i) promote divine in television and/or print advertisements (at divine's discretion) to be produced at least two times per year, subject to divine's and Consultant's mutual convenience, each such time to be on a single business day, not to exceed four
(4) hours, and further subject to (1) Consultant's approval of location and venue and (2) Consultant's schedule, all in Consultant's discretion during each year of the Term; (ii) make one personal appearance for one (1) hour related to divine's public securities offering (namely, at a road show presentation to investors in a major U.S. city), provided that divine will use its best efforts for Consultant's appearance to be at the Chicago, Illinois road show location and, to the extent a Chicago appearance is not possible, Consultant's appearance will be at a location and time mutually acceptable to divine and Consultant; and
(iii) although divine expects
its directors to attend all Board meetings, make one personal appearance during each of the years of the Term at least one of divine's Board meetings/zaibatsu exchanges.

     3.   Consideration and Expenses.

          (a) Consideration. As consideration for the Board duties and Services rendered under this Agreement, on the date hereof, divine shall issue to Consultant an option (the "Option") to purchase One Million (1,000,000) shares of divine's class A common stock, par value $.001 per share ("Common Stock"), at an exercise price of One Dollar ($1.00) per share. The Option shall be issued under, and shall in all cases be subject to the terms and conditions of, the divine interVentures, inc. 1999 Stock Incentive Plan (the "Plan") and any stock option agreement, restricted stock agreement and/or other documents executed in connection therewith (collectively, with the Plan, the "Plan Documents"), and shall be further described in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A. Additionally, divine will make available to Consultant at his request a Promissory Note and Stock Pledge Agreement in the form attached hereto as Exhibit B (the "Note") to facilitate the exercise of the Option, including applicable income taxes due thereon (if any). If so elected by Consultant, any such taxes shall be paid pursuant to a separate Note payable to Consultant within five (5) days prior to the date that such taxes are due, provided that Consultant gives divine ten (10) business days notice prior to the desired payment date. Upon election to divine's Board, Consultant will become eligible for additional options to purchase divine shares of Common Stock beginning in December, 2000, in accordance with the Plan; however, Consultant acknowledges that he will not also be granted an initial non-employee director grant of 250,000 shares.

          (b) Expenses. divine shall reimburse Consultant for all reasonable expenses incurred in connection with the performance of the Board duties and the Services hereunder.

          (c) No Consultant Benefits. Consultant shall not be eligible, by reason of Consultant's performance of services hereunder, to participate in any of divine's employee benefit plans (other than the Plan), fringe benefit programs, group insurance arrangements or similar programs. If elected to the Board, Consultant will be eligible to participate in all plans, programs and arrangements made available to outside directors.

     4. Termination. Each of divine and the Consultant has the right to terminate this Consulting Agreement at any time for material breach upon thirty
(30) days written notice to the other party hereto and an opportunity to cure such breach within such thirty day period. Any such termination shall be effective upon the thirtieth day following the date of service of notice of termination pursuant to Section 13, subject to any cure. If divine should terminate Consultant's services hereunder, then notwithstanding such termination, those provisions contained in Sections 5 through 16 hereof shall remain in full force and effect.

     5.   Compliance with Legal Requirements.

          (a) Consultant Obligations. For all purposes of Consultant's engagement with divine, he will be treated as an independent contractor and not as an employee. Consultant shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, Federal Social Security law, Federal, state and local income tax laws and all other applicable Federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by independent contractors.

          (b) Income Tax Treatment. Consultant and the Company acknowledge that it is the intention of divine to deduct the income received upon the exercise of the Option as an ordinary and necessary business expense for income tax purposes. Consultant agrees and represents that, except as otherwise required in writing by the Internal Revenue Service, it will treat the Option income as ordinary income for income tax purposes, pay all taxes due on the receipt of the Option income including, but not limited to, income taxes and self-employment taxes.

     6. Relationship of Parties. In performing the Services for divine pursuant to this Consulting Agreement, Consultant shall act in the capacity of an independent contractor with respect to divine and not as an employee of divine. Consultant shall have no right or authority to assume or create any obligations on behalf of divine or to make any representations on its behalf. divine recognizes and agrees that Consultant may perform services for other persons.

     7. Assignment. No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld but which shall be subject to Consultant's other contractual obligations. Except as otherwise expressly provided herein, all covenants and agreements contained in this Consulting Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and permitted assigns of the parties hereto, provided, however, that this Consulting Agreement shall not inure to the benefit of and be binding upon a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of divine, unless Consultant expressly consents thereto, and Consultant shall have the right to terminate this Consulting Agreement in his sole discretion upon any such change of control of divine.

     8. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction with respect thereto. The prevailing party will be entitled to receive from the nonprevailing party all costs, damages and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with that action or proceeding, whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the arbitrator(s) to have prevailed on the major disputed issues.

     9. Waiver of Jury. divine and Consultant knowingly and voluntarily waive any and all right to a trial by jury in any action or proceeding arising out of, under or in connection with (a) this Consulting Agreement or (b) the relationship between the parties hereto.

     10. Severability. Whenever possible, each provision of this Consulting Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consulting Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Consulting Agreement.

     11. Counterparts. This Consulting Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

     12. Descriptive Headings; Interpretation. The descriptive headings in this Consulting Agreement are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Consulting Agreement. The use of the word "including" in this Consulting Agreement shall be by way of example rather than by limitation.

     13. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Consulting Agreement shall be in writing and shall be deemed to have been duly given upon (a) the date such notice is delivered personally to the recipient, (b) one day after delivery to the recipient by reputable express courier service (charges prepaid), (c) three days after the date mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) the next business day after the date of transmission if sent by telecopy to the recipient with a confirmation copy to follow the next day to be delivered by overnight carrier or registered mail. Such notices, demands and other communications shall be sent to the addresses indicated below:

          (a)  If to Consultant:

               To the address indicated on the signature page hereof.


          (b)  If to divine:

               divine interVentures, inc.
               4225 Naperville Road, Suite 400
               Lisle, Illinois 60532
               Attention: Larry S. Freedman
               Telecopy No.: (630) 799-7501

or to such other address specified by prior written notice to the sending party.

     14. Recitals. The recitals set forth under Recitals above are hereby incorporated and made part of this Consulting Agreement.

     15. Entire Agreement. Except as otherwise expressly set forth herein, this Consulting Agreement and the Plan Documents set forth the entire understanding of the parties, and supersede and preempt all prior oral or written understandings and agreements, with respect to the subject matter hereof. This Consulting Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     16. Governing Law. This Consulting Agreement has been executed in the State of Illinois, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles. The parties hereby consent to the exclusive jurisdiction of the Federal or state courts in Illinois in any action or claim arising out of, under or in connection with (a) this Consulting Agreement or (b) the relationship between the parties hereto.


                               *    *    *    *

CONFIDENTIAL


     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year first above written.


                              DIVINE INTERVENTURES, INC.



                              By: /s/ Andrew J. Filipowski
                                 -------------------------
                               Its: Chairman and CEO
                                   -----------------------

                                     /s/ Michael J. Jordan
                              -------------------------------------
                                   [Signature of Consultant]

                                      Michael J. Jordan
                              -------------------------------------
                                   [Print Name of Consultant]


                                   676 North Michigan Avenue
                              -------------------------------------
                                       [Street Address 1]


                              -------------------------------------
                                       [Street Address 2]


                                     Chicago, Illinois 60611
                              -------------------------------------
                                     [City, State, Zip Code]